JOINT FILING AGREEMENT

In accordance with Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares of Aralez Pharmaceuticals Inc. and further agree that this Agreement be included as an exhibit to such filing. Each party to the agreement expressly authorized each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, each of the undersigned have caused this Agreement to be executed on their behalf as of February 16, 2016.

PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group, L.P. its general partner
By:	PAR Capital Management, Inc. its general partner

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer

PAR GROUP, L.P.
By:	PAR Capital Management, Inc. its general partner

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer

PAR CAPITAL MANAGEMENT, INC.

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer